UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CARDTRONICS PLC
(Name of Registrant as Specified In Its Charter)

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Explanatory Note: These additional materials are being filed solely to correct certain inadvertent clerical errors within the “Potential Payments upon a Termination or Change in Control” table and related footnotes presented on pages 56-57 of the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 2, 2018 (the “Proxy Statement”).

Set forth below is an amended and restated “Potential Payments upon a Termination or Change in Control Table,” which replaces in its entirety the “Potential Payments upon a Termination or Change in Control Table” presented on pages 56-57 of the Proxy Statement.

Potential Payments upon a Termination or Change in Control Table

Executive	Benefits	Termination by Us Without Cause, or Good Reason Termination By Executive		Change in Control (Treatment of RSUs)		Termination in Connection with a Change in Control		Death or Disability
Edward H. West	Base Salary	$1,200,000	(1)	$—		$1,200,000	(1)	$—
	Non-equity incentive compensation	1,315,843	(1)	—		1,315,843	(1)	—
	Post-employment health care	35,191	(1)	—		35,191	(1)	—
	Equity Awards	572,138	(5)	1,883,966	(2)	2,456,104	(3)	2,456,104	(4)
	Total	$3,123,172		$1,883,966		$5,007,138		$2,456,104
Gary W. Ferrera	Base Salary	$1,100,000	(6)	$—		$1,100,000	(6)	$—
	Non-equity incentive compensation	1,100,000	(6)	—		1,100,000	(6)	—
	Post-employment health care	35,191	(6)	—		35,191	(6)	—
	Equity Awards	514,152	(5)	514,152	(2)	514,152	(2)	514,152	(4)
	Total	$2,749,343		$514,152		$2,749,343		$514,152
Dan Antilley	Base Salary	$425,000	(7)	$—		$425,000	(7)	$—
	Non-equity incentive compensation	425,000	(7)			425,000	(7)
	Post-employment health care	39,178	(7)	—		39,178	(7)	—
	Equity Awards	—		760,931	(2)	760,931	(2)	760,931	(4)
	Total	$889,178		$760,931		$1,650.109		$760,931
Stuart Mackinnon	Equity Awards	$—		$593,288	(2)	$593,288	(2)	$593,288	(4)
Brian Bailey	Equity Awards	$—		$337,805	(2)	$337,805	(2)	$337,805	(4)

(1)                                 For Mr. West, in the event of a without cause termination, a good reason termination by the executive or a termination within 24 months of a change in control, the executive would be entitled to receive severance pay equal to two times his then-current base salary plus two times the average amount paid to him in the two preceding calendar years under our non-equity incentive plan. For Mr. West, the average of the executive’s 2017 and 2016 payout amounts under our non-equity incentive plan were used to calculate the values in the table above. All amounts would be payable in bi-monthly installments; provided, however, that if the executive is a “specified employee” under Section 409A of the Code at the time of his termination, the amounts will be delayed for a period of six months to the extent required to avoid additional federal income taxes for the executive.

Additionally, in the event Mr. West elected to continue benefits coverage through our group health plan under COBRA, we would reimburse the executive for the COBRA premiums for up to 18 months.

(2)                                 Pursuant to the terms of the executives’ 2017 RSU agreements and the terms of our 2017 LTIP, in the event a change in control occurs during a performance period, the awards granted during the performance period shall be treated as earned at the target level. We’ve assumed that the RSUs would be fully vested and settled at the target level, rather than receiving a replacement award. The amounts presented above represent the product of (i) the number of RSUs that would have vested as of December 31, 2017 upon the change in control and (ii) $18.52 the closing price of our shares as of December 29, 2017.

(3)                                 Additionally, pursuant to the terms of Mr. West’s employment agreement, in the event Mr. West’s employment is terminated for any reason in connection with a change in control, he will receive 100% accelerated vesting of the new hire RSUs granted to him. The amounts presented above represent the product of (i) the number of RSUs that would have vested as of December 31, 2017 and (ii) $18.52, the closing price of our shares as of December 29, 2017.

(4)                                 Pursuant to the terms of the LTIPs, in the event a participant’s employment with us terminates as a result of death or disability after a performance period but prior to full vesting, any unvested earned awards shall become fully vested and settled in shares of company stock as soon as practicable following such employment termination. The amounts presented represent the product of (i) the number of RSUs that would have vested as of December 31, 2017 upon the aforementioned events and (ii) $18.52, the closing price of our shares as of December 29, 2017.

Additionally, pursuant to the terms of the 2017 LTIP, in the event a participant’s employment with us terminates as a result of death or disability during the performance period, awards granted during that performance period shall be treated as earned at the target level, with any such earned awards becoming fully vested and paid out in shares of company stock as soon as practicable following such employment termination. The amounts presented represent the product of (i) the number of RSUs that would have vested as of December 31, 2017 upon the aforementioned events and (ii) $18.52, the closing price of our shares as of December 29, 2017.

(5)                                 Pursuant to the terms of Messrs. West and Ferrera’s employment agreement, in the event that the executive terminates his employment with us for Good Reason or if he is terminated by us without Cause, he will receive 100% accelerated vesting of the new hire RSUs granted to him. The amounts presented above represent the product of (i) the number of RSUs that would have vested as of December 31, 2017 and (ii) $18.52, the closing price of our shares as of December 29, 2017.

(6)                                 Pursuant to the terms of Mr. Ferrera’s employment agreement, in the event of a without cause termination or a good reason termination by the executive, he would be entitled to receive severance equal to two times his then-current base salary plus two times the average amount paid to him in the two preceding calendar years under our non-equity incentive plan. However, if the termination occurs prior to the end of the second calendar year following the November 28, 2017 commencement of his employment, then the non-equity incentive compensation used in this calculation shall be the higher of the average annual amounts paid or 100% of the executive’s then-current base salary. All amounts would be payable in bi-monthly installments; provided, however, that if the executive is a “specified employee” under Section 409A of the Code at the time of his termination, the amounts will be delayed for a period of six months to the extent required to avoid additional federal income taxes for the executive.

Additionally, in the event the executive elected to continue benefits coverage through our group health plan under COBRA, we would reimburse the executive for the COBRA premiums for up to 18 months.

(7)                                 Pursuant to the terms of Mr. Antilley’s employment agreement, in the event of a without cause termination or a good reason termination by the executive, he would be entitled to receive severance equal to his then-current base salary plus the average annual payment under the non-equity incentive plan for the two preceding years. However, if the termination occurs prior to the first anniversary of his employment, then the non-equity incentive compensation used in this calculation shall be the higher of the average annual amounts paid or 100% of the executive’s then-current base salary. All amounts would be payable in bi-monthly installments; provided, however, that if the executive is a “specified employee” under Section 409A of the Code at the time of his termination, the amounts will be delayed for a period of six months to the extent required to avoid additional federal income taxes for the executive.

Additionally, in the event the executive elected to continue benefits coverage through our group health plan under COBRA, we would reimburse the executive for the COBRA premiums for up to 18 months.